  EXHIBIT 99.1

Golden Matrix Enters Into Definitive Agreement to Acquire a Controlling Interest in Australian-Based Classics for a Cause

Las Vegas – August 20, 2024 – Golden Matrix Group, Inc. (Nasdaq: GMGI) (“GMGI” or the “Company”), a developer and licensor of online gaming platforms, systems and gaming content, today announced that it has entered into a definitive agreement to acquire an indirect 80% controlling interest in Classics for a Cause Pty Ltd (“CFAC”), a leading independent online discount platform in Australia.

This strategic acquisition marks GMGI’s entry into the consumer loyalty and rewards industry, complementing its existing operations in the gaming and sports betting sectors and solidifying its position as a premier tournament operator. Moreover, it provides a significant opportunity to scale CFAC's business and expand the firm’s operations globally.

CFAC operates a well-established business-to-consumer (B2C) platform that offers paid members access to a wide range of discounts from retailers across Australia. The company rewards its members with free entries into promotional giveaways, which feature luxury, high-end American and Australian classic cars, caravans and campers as well as cash and vacation giveaways.

Business Highlights:

•	CFAC generated over $10 million in revenue and more than $1.9 million in operating profit before tax* for the 12-month fiscal year ending June 30, 2024.

•	CFAC has generated considerable free cash flow over the last two fiscal years.

•	The company boasts a social media following exceeding 50,000 and a customer base of more than 300,000, with over 10,000 active monthly subscribers.

•	Recurring monthly subscribers contribute over 30% of CFAC’s total revenue.

*Net operating income before tax calculated for the 12-month period ending June 30th 2024. Financials presented in Australian Dollars and written on a cash basis. With cash basis accounting, revenue and expenses are recorded when cash is received or paid out. Post transaction financials will be presented in terms of GAAP and presented on an accrual basis.

Under the terms of the agreement, GMGI will acquire its 80% stake in the entity which owns CFAC at a purchase price representing a multiple of roughly 5x profits before tax, declared for fiscal year ending June 30th 2024, totalling approximately $8.4 million inclusive of the earnout component. Of this amount, 70% will be paid in cash, with the remaining 30% settled through the issuance of restricted shares of GMGI common stock. The agreement includes provisions for a holdback amount and an earnout, contingent upon CFAC meeting certain post-closing profit targets. Additionally, GMGI will inherit a call option to acquire the remaining 20% minority interest.

The acquisition is subject to customary closing conditions, expected to be fulfilled within the next several days, with an effective date of August 1, 2024.

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Commenting on the acquisition, Brian Goodman, CEO of Golden Matrix, said, “We are thrilled to proceed with this acquisition as it aligns perfectly with our strategy of acquiring profitable and accretive businesses. Our previous acquisition of RKings Competitions has been a phenomenal success, significantly contributing to our revenues and profits, and we anticipate similar results with CFAC. CFAC will provide a strong foundation to build on, as was the case with RKings, and we expect this acquisition will not only enhance our revenue and cash flow but will also add to our bottom-line profitability. We are confident in our ability to scale CFAC, implement cost efficiencies, upgrade its technology and further strengthen its free cash flow.”

Thomas Bailey, founder of CFAC, added, “We are incredibly excited to join forces with GMGI and contribute to their ongoing success. This partnership offers a significant opportunity to expand CFAC into new markets and elevate the company to new heights.”

Thomas Bailey will continue in an executive role with CFAC, where he will oversee the company's growth and lead the roadmap for its planned expansion into the U.S. Tom co-founded CFAC in 2019 to support Australian veteran charity programs. Over the past decade, he has played a pivotal role in successfully establishing over 14 start-ups and has a strong background in marketing and implementing growth strategies.

According to Research and Markets, the consumer loyalty and rewards market will continue to grow and is forecasted to record a CAGR of 9.5% from 2024-2028, as well as an increase from $3.64 billion in 2023 to $5.79 billion by 2028.

For full details of the purchase agreement and related terms, please refer to the Current Report on Form 8-K filed today with the Securities and Exchange Commission.

About Classics for a Cause (CFAC)

Classics for a Cause (CFAC) is a premier discount club that offers its members valuable shopping rewards, exclusive discounts and cashback deals from a diverse range of high-profile brands and popular entertainment and dining establishments. With an extensive and growing list of brand partners, CFAC stands out as a leading provider of trade promotions in Australia. Members of the CFAC discount club enjoy the added benefit of participating in exciting free giveaways, featuring prizes including high end and rare Australian and American classic cars and have recently expanded into campers, caravans and cash giveaways.

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CFAC was created to address the funding needs of under-resourced veteran programs, and in 2019, the organization gave away its first classic car, an Eleanor Mustang, to raise essential funds. Since then, CFAC has given away over 70 high-end classic cars and raised and donated more than $3 million to veteran charities. The organization currently gives away two classic cars per month, with plans to increase this to four per month while expanding into prize homes and cash prizes later this year.

CFAC remains closely aligned with Veteran Affairs in Australia and proactively supports veterans and their families. The company is also a regular contributor to multiple charities and social organizations, supporting Australian veterans. CFAC believes in ‘Paying it Forward’ and is committed to expanding its charitable efforts while providing every member with a wide range of rewards, discounts and valuable opportunities to win high end prizes.

About Golden Matrix

Based in Las Vegas, NV, Golden Matrix Group is a leading gaming technology company with a global presence, operating across multiple international markets. The Company specializes in both B2B and B2C sectors, leveraging proprietary technology to deliver innovative solutions. Golden Matrix's B2B division focuses on developing and licensing branded gaming platforms to a broad client base, while its B2C division, RKings, runs a high-volume eCommerce site that allows users to participate in paid competitions on its exclusive platform in authorized regions. Additionally, the Company owns and operates MEXPLAY, a regulated online casino in Mexico. In 2024, Golden Matrix expanded its international footprint with the acquisition of Meridianbet, a prominent B2B and B2C sports betting and gaming platform, which operates under regulation in multiple markets across Europe, Africa and Latin America.

Forward-Looking Statements

Certain statements made in this press release contain forward-looking information within the meaning of applicable securities laws, including within the meaning of the Private Securities Litigation Reform Act of 1995 (“forward-looking statements”). Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements.

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Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, the ability of the parties to close the acquisition described above on the terms set forth in, and pursuant to the required timing set forth in, the agreement, if at all; the occurrence of any event, change or other circumstances that could give rise to the right of one or all of the parties to terminate the acquisition agreement; the effect of such termination; the ability to meet the closing conditions of the agreement on a timely basis or at all; the future revenues and profitability (or non-profitability) of Classics following the closing, the Company’s ability to integrate the operations of Classics into the Company’s current operations and costs associated therewith, the Company’s ability to scale Classics, potential synergies and benefits expected in connection with the planned acquisition, and additional regulations, restrictions and requirements the Company will become subject to as a result of such planned acquisition; the amount, timing, and sources of funding for the Company’s repurchase program, the fact that common share repurchases may not be conducted in the timeframe or in the manner the Company expects, or at all, the ability of the Company to obtain the funding required to pay certain Meridianbet Group acquisition post-closing obligations, the terms of such funding, potential dilution caused thereby and/or covenants agreed to in connection therewith; potential lawsuits regarding the acquisition; dilution caused by the terms of an outstanding convertible note and warrants, the Company’s ability to pay amounts due under the convertible note and covenants associated therewith and penalties which could be due under the convertible note and securities purchase agreement related thereto for failure to comply with the terms thereof; the business, economic and political conditions in the markets in which the Company operates; the effect on the Company and its operations of the ongoing Ukraine/Russia conflict and the conflict in Israel, changing interest rates and inflation, and risks of recessions the need for additional financing, the terms of such financing and the availability of such financing; the ability of the Company and/or its subsidiaries to obtain additional gaming licenses; the ability of the Company to manage growth; the Company’s ability to complete acquisitions and the availability of funding for such acquisitions; disruptions caused by acquisitions (including the contemplated acquisition discussed above); dilution caused by fund raising, the conversion of outstanding preferred stock, convertible securities and/or acquisitions; the Company’s ability to maintain the listing of its common stock on the Nasdaq Capital Market; the Company’s expectations for future growth, revenues, and profitability; the Company’s expectations regarding future plans and timing thereof; the Company’s reliance on its management; the fact that the sellers of the MeridianBet Group hold voting control over the Company; related party relationships; the potential effect of economic downturns, recessions, increases in interest rates and inflation, and market conditions, decreases in discretionary spending and therefore demand for our products and services, and increases in the cost of capital, related thereto, among other affects thereof, on the Company’s operations and prospects; the Company’s ability to protect proprietary information; the ability of the Company to compete in its market; the effect of current and future regulation, the Company’s ability to comply with regulations and potential penalties in the event it fails to comply with such regulations and changes in the enforcement and interpretation of existing laws and regulations and the adoption of new laws and regulations that may unfavorably impact our business; the risks associated with gaming fraud, user cheating and cyber-attacks; risks associated with systems failures and failures of technology and infrastructure on which the Company’s programs rely; foreign exchange and currency risks; the outcome of contingencies, including legal proceedings in the normal course of business; the ability to compete against existing and new competitors; the ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments; and general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the Company’s products, including potential recessions and global economic slowdowns. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this press release are reasonable, we provide no assurance that these plans, intentions or expectations will be achieved.

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Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the Company’s publicly-filed reports, including, but not limited to, under the “Special Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s periodic and current filings with the SEC, including the Form 10-Qs and Form 10-Ks, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended October 31, 2023 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, and future periodic reports on Form 10-K and Form 10‑Q. These reports are available at www.sec.gov.

The Company cautions that the foregoing list of important factors is not complete, and does not undertake to update any forward-looking statements except as required by applicable law. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results. The forward-looking statements included in this press release are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance, or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

The financial information of Classics provided above is based on information internally compiled by Classics and has not been reviewed or audited by an independent auditing firm. As such, those amounts are inherently uncertain and subject to change. For example, during the course of the preparation of the final audited financial statements and related notes for Classics, additional items that would require adjustments to be made to the financial results presented above may be identified.

Connect with us:

•	Website – www.goldenmatrix.com

•	X - https://x.com/gmgi_official

•	Instagram - https://www.instagram.com/goldenmatrixgroup/

Golden Matrix Group, Inc

ir@goldenmatrix.com

ICR

Investors:

Brett Milotte

Brett.Milotte@icrinc.com

Press:

Greg Michaels

Gregory.Michaels@icrinc.com

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